                                                        EXHIBIT 10.17
                                                        -------------


                              AGREEMENT OF LEASE
                              ------------------

     AGREEMENT OF LEASE made this _____ day of June ___, 1996, by and between C/N HORSHAM TOWNE LIMITED PARTNERSHIP, a Pennsylvania limited partnership, c/o Nichols Realty Services Company, a Pennsylvania limited partnership, with its principal place of business at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073, telefax no. 610-325-5622 ("Landlord"), party of the first part, and ASTEA INTERNATIONAL, INC., a Delaware corporation, with its principal place of business at 100 Highpoint Drive, Chalfont, PA 18914, telefax no. 215-997-0871 ("Tenant"), party of the second part.

     WITNESSETH THAT, for and in consideration of the rents, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. Reference Data.  As used in this Lease, the following terms shall be
        --------------
defined as indicated and refer to the data set forth in this Section 1.

LANDLORD'S ADDRESS:  c/o Nichols Realty Services Company
                     16 Campus Boulevard, Suite 150
                     Newtown Square, PA  19073

TENANT'S ADDRESS
ON COMMENCEMENT DATE:  455 Business Center Drive, Suite _____
                       Horsham, PA  19044

PREMISES "A":  that 33,505 square foot portion of the building (the "Building")
               owned by Landlord situated on certain land located at 455 Business Center Drive in Horsham Township, Montgomery County, Pennsylvania (the "Land") in the Horsham Business Center (the "Business Park"), as further identified in Exhibit "A" attached hereto and made a part hereof. Landlord shall provide to Tenant the method by which square footage in the Building is calculated.

PREMISES "B":  that 18,000 square foot portion of the Building, as further identified in Exhibit "A" attached hereto and made a part hereof.

PREMISES "A" SCHEDULED COMMENCEMENT DATE:  August 19, 1996
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PREMISES  "B" SCHEDULED COMMENCEMENT DATE: Between October 1, 1997, and December
           1, 1997. Within sixty (60) days from the date hereof, Landlord shall notify Tenant in writing as to the exact Premises "B" Scheduled Commencement Date.

TERM: Seventy-four (74) months after the Premises "A" Commencement Date or Sixty (60) months after the Premises "B" Commencement Date, whichever is later.

PREMISES "A" BASE RENT:  $577,961.25 per year ($17.25 psf), in monthly installments of $48,163,44.

PREMISES "B" BASE RENT:  $310,500.00 per year ($17.25 psf), in monthly installments of $25,875.00.

LEASE YEAR:   Any twelve (12) month period beginning on the Premises "A"
              Commencement Date or any anniversary thereof.

FIXED RENT:   Base Rent plus Operating Expense Allowance.

ADDITIONAL RENT:   Sums not including Fixed Rent which Tenant is obligated to pay to Landlord from time to time pursuant to the terms of this Lease.

TENANT'S PREMISES "A"
PROPORTIONATE SHARE:  65.05% (determined by dividing the area of the Premises by the area of the Building [51,505]).

TENANT'S PREMISES "B"
PROPORTIONATE SHARE:  34.95% (determined by dividing the area of the Premises by the area of the Building [51,505]).

PERMITTED USES:  Tenant shall use and occupy the Premises for general office and other related functions of the software business (provided all such functions comply with applicable requirements) and for no other purpose.

     2. Demise.  Landlord hereby demises and lets to Tenant and Tenant hereby
        ------
hires and leases from Landlord the Premises, TOGETHER WITH, appurtenant to the Premises, the right to use in common with Landlord and other tenants, occupants and visitors to the Building, the common driveways, parking lots,

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walkways and sidewalks of the Business Park and the Land and whatever facilities may be located in or about the Building (collectively, the "Common Facilities"). Landlord represents to Tenant that the parking lots presently constructed on the Land contain at least five parking spaces for every 1,000 square feet of rentable area. Tenant shall have the right to use such parking spaces on a non-reserved basis. Notwithstanding the above, Landlord shall designate one reserved parking space for Tenant's exclusive use as of the Premises "A" Commencement Date. In addition, Landlord shall designate a total of fifteen parking spaces along the side of the building facing Business Center Drive for Tenant's exclusive use as of the Premises "B" Commencement Date.

     3.  Construction by Landlord.
         ------------------------

         a. Landlord shall complete, alter or improve Premises "A" in accordance with the plans and specifications listed on Exhibit "B" and made a part hereof (the "Premises "A" Plans"), all work to be done in compliance with applicable laws and ordinances governing same (the "Premises 'A' Improvements"). Tenant hereby approves the Premises "A" Plans attached hereto as Exhibit "B."

         b. Landlord shall complete, alter or improve Premises "B" in accordance with the plans and specifications listed on Exhibit "C" and made a part hereof (the "Premises "B" Plans"), all work to be done in compliance with applicable laws and ordinances governing same (the "Premises 'B' Improvements").

         c. Landlord and Tenant shall appoint construction representatives to act for each of them with respect to all construction and construction related matters involving the Improvements. The construction representatives shall be available to attend regularly scheduled and special meetings throughout the construction process including but not limited to bidding process and on-site job meetings.

         Tenant's Construction Representative shall be David W. Hinson or his designee from Ballinger - (215) 665-0900.

         Landlord's Construction Representative shall be Kevin Nichols or his designee - (610)-325-5600.

         d. Landlord and Tenant acknowledge that the General Contractor selected to construct the Premises "A" and Premises "B" Improvements is Fricker Construction Co. If

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possible, each trade will be bid to at least three subcontractors. Tenant shall have the right to review all bids and participate in the selection of the subcontractor for each trade.

         e. If Landlord deems any changes, additions or alterations in either the Premises "A" Plans or the Premises "B" Plans necessary in connection with the construction of the Premises, such changes, additions or alterations shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed and shall be deemed to be given if not disapproved in writing within three (3) days after Landlord's submission of the same to Tenant. Any dispute as to the content of such changes, additions or alterations may, at the option of either party hereto, be conclusively determined by the independent architect or engineer retained by Landlord ("Landlord's Architect").

         f. As used herein, "Substantial Completion" shall mean the dates (for Premises "A" and "B") when Landlord obtains at least a temporary certificate of occupancy permitting Tenant to occupy and use the applicable space for its intended use and Tenant's architect, Ballinger, issues a certificate of substantial completion for such space. In the event Ballinger refuses to issue a certificate of substantial completion and Landlord believes that the applicable Premises have, in fact, been substantially completed, the dispute between Ballinger and Landlord shall be resolved by Landlord's Architect.

         g. The Premises "A" Improvements shall be Substantially Completed on or before the Premises "A" Scheduled Commencement Date, provided that the Premises "A" Scheduled Commencement Date shall be extended for the time equivalent to any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain material, accidents, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord.

         h. The Premises "B" Improvements shall be Substantially Completed on or before the Premises "B" Scheduled Commencement Date, provided that the Premises "B" Scheduled Commencement Date shall be extended for the time equivalent to any time lost by Landlord due to strikes, labor disputes, governmental restrictions or limitations, scarcity of or inability to obtain material, accidents, fire or other

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casualties, weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord.

         i. In the event that the Premises "A" Improvements are not Substantially Completed by August 30, 1996, due to a Landlord Delay (as hereinafter defined), Tenant shall receive a day for day accumulation of free Base Rent to be applied to the Lease Term as of the actual Commencement Date. To the extent Landlord Delay constitutes a period of one hundred twenty (120) days or greater, Tenant may cancel the Lease at its sole option provided Tenant elects to terminate the lease as of such 120th day by giving Landlord less than ten days prior written notice and provided further Landlord thereafter fails to substantially complete Premises "A" prior to the 120th day. The term "Landlord Delay" as used herein means any delay in the date of Substantial Completion of the Improvement which is due to any cause other than Force Majeure or delays caused by Tenant. In the event that the Premises "B" Improvements are not Substantially Completed within fifteen (15) days after the Premises "B" Scheduled Commencement Date due to a Landlord Delay, Tenant shall receive a day for day accumulation of free Base Rent for Premises "B" to be applied to the Lease Term as of the actual Premises "B" Commencement Date.

         j. At the applicable Commencement Date with respect to any portion of the Premises as to which Landlord is to perform work, Tenant shall furnish Landlord with a list of those specific items that are defective, deficient, or incomplete or not completed in accordance with the applicable Final Plans ("Punch List Items"). Landlord shall use its best efforts to complete or correct all such Punch List Items within thirty (30) days after Tenant delivers such list to Landlord.

         k. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility, at all reasonable times prior to the Commencement Date to enter the Premises for the purpose of taking measurements and installing its furnishings, fixtures and equipment, provided that Tenant, in so doing, shall comply with the following provisions:

             (1) Tenant shall first obtain the approval of Landlord, in writing, of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications

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         therefor (such approval not to be unreasonably withheld);

             (2) The work shall be performed by responsible contractors and subcontractors who shall not prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations, and who shall furnish in advance and maintain in effect Workmen's Compensation Insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Landlord and Landlord's contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;

             (3) No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of Landlord's contractors or subcontractors in the Premises or in the Building generally (Landlord agrees to notify Tenant of any such delay promptly after Landlord learns of the same);

             (4) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord's contractors and subcontractors.

         l. Landlord shall be responsible to make any repairs necessitated by defective workmanship or materials in the aforesaid work, provided that such defect appears and Tenant gives Landlord written notice thereof during the first one hundred eighty (180) days of the Term.

         m. Tenant shall receive an allowance from Landlord in the amount of $1,287,625 [$25 psf x (33,505 + 18,000)] to complete the improvements shown on Exhibits "B" and "C" (the "Construction Allowance"). The Construction Allowance shall first be applied toward all costs associated with the design and construction of the improvements shown on Exhibits "B" and "C", including the cost to install a card access security

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system, with Tenant responsible for any cost thereof in excess of the
Construction Allowance. To the extent the cost of completing the improvements shown on either Exhibit "B" or "C" shall exceed the applicable Construction Allowance, Tenant shall reimburse Landlord for such difference immediately upon being billed therefor as Additional Rent. Tenant shall have the right to apply up to $200,000 of the Construction Allowance toward moving expenses and the cost of any permanent tenant improvements installed in the Premises by Tenant such as cabling and wiring, provided that Tenant shall provide documentation reasonably satisfactory to Landlord detailing each such expenditure. Landlord shall reimburse Tenant for such expenses within thirty (30) days after being billed therefor or Landlord shall pay directly the vendor providing the services, as requested by Tenant.

         4.  Term.  a.  The Term shall commence on the earlier of (the
             ----
"Premises "A" Commencement Date"): (i) the date when Tenant, with Landlord's consent, assumes possession of Premises "A" or any part thereof (except for the purposes set forth in subsection 3(k) above), or (ii) the date that Premises "A" are Substantially Completed as defined in Section 3 above.

         b.  The "Premises "B" Commencement Date" shall occur on the earlier of:
 (i) the date when Tenant, with Landlord's consent, assumes possession of Premises "B" or any part thereof (except for the purposes set forth in subsection 3(k) above), or (ii) the fifth (5th) consecutive business day following Landlord's notice to Tenant that Premises "B" are Substantially Completed.

         c. The commencement and expiration dates of the Term, when determined as above provided, shall be confirmed by an addendum to this Lease.

         d. Tenant shall have the option to renew this Lease for an additional term of five (5) years provided that Tenant shall not be in default hereunder either at the time Tenant exercises the option or on the Commencement Date of the renewal term and further provided that Tenant shall exercise such option in writing not later than twelve (12) months prior to the expiration of the initial Term upon the same terms and conditions of this Lease (including, without limitation, the obligation to pay Operating Expense Adjustment) except that the annual Base Rent during such renewal term shall equal $994,046.50 ($19.30 psf).

         e. Provided Tenant shall have exercised the foregoing option, Tenant shall have the further option to renew this Lease for an additional term of five
(5) years provided Tenant shall not be in default hereunder either at the time Tenant exercises the option or on the Commencement Date of the second renewal term and further provided that Tenant shall exercise such option in writing not later than twelve (12) months prior to the expiration of the first renewal term upon the same terms and conditions of this Lease (including, without limitation, the obligation to pay Operating Expense Adjustment) except that the annual Base Rent during such second renewal term shall be the then fair market rental for space leases in the Business Park. If the parties are unable to agree on the Base Rent to be paid by Tenant during the renewal term, then each party shall select one appraiser who shall be a member of the American Institute of Real Estate Appraisers within ten days after the parties shall fail to reach agreement (and if either party fails to make a selection within that period, the right to do so shall be deemed waived), and the two appraisers shall then select a third appraiser, again within a ten day period, to comprise an appraiser panel. The panel shall then determine, within twenty days after the selection of the third appraiser, "the then fair market rental for space leases in the Business Park." Notwithstanding the above, the annual Base Rent payable during such renewal term shall not be less than the annual Base Rent payable during the first renewal Term.

         5.  Base Rent.
             ---------

             a. Tenant shall pay to Landlord Base Rent during the Term hereof, without notice or demand, in the monthly installments specified in Section 1, in advance on the first day of each calendar month of the Term, at Landlord's principal office as indicated in Section 1 above. The first month's installment of Premises "A" Base Rent shall be payable upon the execution of this Lease. If the Term commences other than on the first day of a calendar month, then the installments of Base Rent for the first and last calendar months of the Term shall be adjusted proportionately. Notwithstanding anything in this subsection 5(a) to the contrary, the Premises "A" Base Rent payable hereunder for the first 104 days of the Term shall equal $13,262.40 per month [$4.75 per square foot to cover Tenant's Proportionate Share of Operating Expenses] to be prorated on a per diem basis.
--- ----

             b. Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth in Section 1 hereof, or at such other address as Landlord may from time to time designate in writing to Tenant. In the event that any such rent or other sums shall be unpaid on the expiration or termination hereof, the obligation therefor shall survive such expiration or termination of this Lease. In order to partially compensate Landlord for the extra expense incurred in the handling of delinquent payments, Tenant agrees to pay Landlord a late charge equal to the product obtained by multiplying each installment of Fixed Rent Or Additional Rent not paid within ten (10) days after its due date by five (5%) percent. Notwithstanding the above, Landlord agrees not to assess such late charge until ten days have elapsed after Landlord has given Tenant notice of such delinquency; provided, however, that Landlord shall
                                         --------  -------
have the right to assess such late charge without notice to Tenant in the event Landlord has given Tenant notice of past delinquencies at least once during the prior 12 months.

         6.  Rental Adjustments - Operating Expenses.
             ---------------------------------------

             a. As used in this Section 6 and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

                 (1) "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the Term.

                 (2) "Operating Expense Adjustment" shall mean Tenant's Proportionate Share of the excess of the actual Operating Expenses for the current Operating Year over the actual Operating Expenses for 1996 Operating Year. Except as set forth in subsection e. below, there shall be no Operating Expense Adjustment for the 1996 Operating Year.

                 (3) "Operating Expense Allowance" shall mean Landlord's projection of the Operating Expense Adjustment for the current Operating Year.

                 (4) "Operating Expense Statement" shall mean a statement in writing signed by Landlord,

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                 setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, (b) Tenant's Proportionate Share of the Operating Expense, (c) Operating Expense Allowance, and (d) Tenant's Operating Expense Adjustment for such Operating Year, or portion thereof. The Operating Expense Statement for each Operating Year shall be available for inspection by Tenant at Landlord's office during normal business hours.

                 (5) "Operating Expense" shall mean the following expenses incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Land:

                         (A) Real estate taxes and other taxes or charges levied in lieu of such taxes; general and special public assessments; charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation; taxes on the rentals of the Building or the use, occupancy or renting of space therein;

                         Landlord reserves the right to bill Tenant for a "lump sum" reimbursement of the Operating Expense Adjustment for the taxes and assessments payable hereunder, which lump sum amount will be (a) payable upon receipt of Landlord's statement therefor which will be forwarded at or about the times during each Operating Year that the respective taxing authority issues its tax bill, and (b) comprised of Tenant's Proportionate Share of such tax bill less the then accrued monthly amounts already paid by Tenant in its Operating Expense Allowance which are allowable to the real estate taxes or assessments that are included in the bill issued by the taxing authority. In the event that Landlord exercises such right with respect to all tax bills that are payable in any Operating Year, the

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                         monthly amounts due under this subparagraph (A) will
                         nonetheless be paid provided that no such lump sum amount will be due thereafter unless the accrual of such monthly amounts is insufficient to satisfy the Tenant's prorata share of subsequent tax bills, in which event the lump sum shall be only that which is necessary to cover the shortage. If a lump sum is paid by Tenant during the Term, the unused portion thereof, if any, shall be refunded or credited to the Tenant upon the expiration of the Term, unused being that portion of the lump sum that is apportionable to a period of the time subsequent to the expiration of the Term.

                         (B) Premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the Building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage on the Building;

                         (C) Water and sewer service charges, electricity, heat, air-conditioning and other utility charges not separately metered to tenants in the Building;

                         (D) Maintenance and repair costs, including repairs and replacement described in Section 8 below; repairs and replacements of supplies and equipment; snow and trash removal; repair and maintenance of all Common Facilities; janitorial services; landscaping, lawn and general grounds upkeep, maintenance and repair; the cost of the maintenance contract for the Building's heating, ventilating and air conditioning system; and the costs of all labor, material and supplies incidental thereto;

                         (E) Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and/or Land, including, without limitation, payments made directly to or through independent contractors for performance of such services or for the servicing of maintenance contracts;

                         (F) Management fees payable to the managing agent for the Building or Business Park;

                         (G) Any and all assessments paid by Landlord for the repair, maintenance and upkeep of Common Facilities located in the Business Park. For the purposes of this subparagraph (G), such assessments shall equal the product obtained by multiplying the total assessments paid by Landlord by a fraction, the numerator of which shall be the number of square feet in the Building as set forth in Section 1 above, and the denominator of which shall be the total number of square feet in all buildings in the Business Park subject to the assessment; and

                         (H) Any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Premises, the Building or the Land which are properly expensed (or regarded as "deferred expenses") in accordance with generally accepted accounting principles consistently applied in the operation, maintenance, and repair of a first-class office building facility. Included herewith are items of expense designed to result in savings or reductions in Operating Expenses as hereinabove described to the extent such savings or reductions are greater than the expense incurred, in the event of which, the corresponding items shall be deducted from the Operating Expense Allowance for the Operating Year in which the expenditure was made.

                         (I) Landlord hereby agrees that the Building shall at all times comply with the Americans with Disabilities Act of 1990, together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder (collectively, the "ADA"). Any and all such compliance shall be at Landlord's sole cost and expense, except for new regulations or amendments to the ADA which pertain solely to the Premises and which become effective after the Commencement Date of this Lease, which shall be the responsibility of Tenant, and except as set forth in subsection (b) below. With regard to the ADA:


                         (a) Landlord warrants and represents to Tenant that any and all areas, including common areas, of the Building outside the Premises comply with and satisfy any and all requirements of accessibility as required by the ADA in effect as of the Commencement Date;

                         (b) Landlord agrees that any improvements or modifications made to the Building required by amendments to or subsequent regulations under the ADA which become effective after the Commencement Date of this Lease:

                             (1) shall be made by Landlord in a cost effective
                                 manner;

                             (2) shall only be included in Operating Expenses
                                 after being amortized over the useful life of such improvement or modification; and

                             (3) in no event shall the cost of any
                                 improvement or modification made to the
                                 premises of any tenant in the Building be included in Operating Expenses.

                         (c) Tenant agrees to make any improvements or modifications to the Premises required by amendments to or subsequent regulations under the ADA which become effective after the Commencement Date.

             Landlord shall hold Tenant, its agents, successors, assigns, employees and invitees, harmless from liability for damages and losses suffered by any person, including personal injury, death or property damage, including reasonable legal fees, costs, and expenses, caused directly or indirectly by the Building's failure to comply with the ADA. Tenant shall hold Landlord, its agents, successors, assigns, employees and invitees, harmless from liability for damages and losses suffered by any person, including personal injury, death or property damage, including reasonable legal fees, costs, and expenses, caused directly or indirectly by the Premises' failure to comply with Amendments to or subsequent regulations under the ADA which become effective after the Commencement Date.

             Items of Operating Expense which are not exclusively incurred with respect to the Building by reason of the nature of the items or otherwise shall be equitably allocated by Landlord among the buildings to which the same relate or for whose benefit the same have been incurred, and only the portion allocated to the Building shall be included in calculating the Operating Expense for the Building.

             The term "Operating Expense" shall not include:

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         (i)  depreciation on the Building or equipment therein;

        (ii)  mortgage interest;

       (iii)  net income, franchise or capital stock taxes payable by Landlord;

        (iv)  executive salaries;

         (v) real estate brokers, commission or the costs of services provided specially for any particular tenant at such tenant's expense and not uniformly available to all tenants of the Building;

        (vi)  any ground lease rental;

       (vii) capital expenditures required by Landlord's failure to comply with laws enacted on or before the date of this Lease;

      (viii) costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

        (ix) costs, including permits, licenses and inspection costs, incurred with respect to the installation of tenant improvements, made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Tenant or other occupants of the Building;

         (x) depreciation and amortization, except as provided in this list of exclusion, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

        (xi) leasing commissions, attorneys' fees, and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants of the Building or litigation to collect rent from tenants of the Building;

       (xii) the costs or services rendered by any person or entity related to or affiliated with Landlord which is in excess of commercially reasonable rates for such services;

      (xiii) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are not provided to another tenant or occupant of the Building;

       (xiv) overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceed the cost of such services which is typical of a Class A office building in the Pennsylvania Suburb of Philadelphia;

        (xv) interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building;

       (xvi) Landlord's general corporate overhead and general administrative expenses;

      (xvii) all items and services for which Tenant or any other tenant of the Building reimburses Landlord and which Landlord provided selectively to one or more tenants (other than Tenant) without reimbursement;

     (xviii) electric power costs of which any tenant directly contracts with the local public service company;

       (xix) tax penalties incurred as a result of Landlord's negligence or inability or unwillingness to make payments when due;

        (xx) any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as an Operating Expense by landlords of comparable office buildings;

       (xxi) costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building;

      (xxii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services; and

     (xxiii) except as otherwise specifically set forth in this Lease, costs incurred by Landlord for improvements which are considered capital improvements and replacements under generally accepted accounting principles consistently apply.

              b. Tenant shall pay as Additional Rent to Landlord the Operating Expenses Adjustment, which shall be comprised of the Operating Expense Allowance plus any adjustment thereto as set forth in subsection 6d below.

              c. If Tenant's Proportionate Share of Operating Expense for any Operating Year shall be greater (or less) than Tenant's total Operating Expense Allowance for the same year, Tenant shall pay to Landlord as Additional Rent (or Landlord shall credit to Tenant as hereinafter provided) an amount equal to the difference (the amount of such difference is hereinafter referred to as the "Operating Expense Adjustment"). If Tenant occupies the Premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises.

              d. Such Operating Expense Adjustment shall be paid in the following manner: within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expense Allowance for said Operating Year, and (iii) Tenant's Operating Expense Adjustment for such Operating Year. Within thirty (30) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") (A) Tenant shall pay to Landlord as Additional Rent the Operating Expense Adjustment for such Operating Year, or (B) in the event that
(ii) should exceed (i), the excess amount shall be divided by twelve (12) and the resultant sum shall be credited against the monthly payments of the Operating Expense Allowance for the Operating Year then commencing.

             e. Commencing with the first month of the 1997 Operating Year (and continuing on the first month of each succeeding Operating Year thereafter during the Term hereof), Tenant shall pay to Landlord the 1997 Operating Year Operating Expense Allowance equal to one-twelfth (1/12th) of the estimated Operating Expense Adjustment for such Operating Year, which estimated figure will be included in the aforesaid Operating Expense Statement or given to Tenant as soon thereafter as it is determined by Landlord. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year. Notwithstanding anything in this paragraph to the contrary, with regard to the 1996 Operating Year, Tenant shall reimburse Landlord for any costs of snow and ice removal in excess of 10c per square foot.

             f. In calculating the annual Operating Expenses listed in subsections (C), (D), (E) and (F) above, if for thirty (30) or more days during the Operating Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the annual Operating Expense attributable to the four subsections listed above shall be deemed for such Operating Year to be amounts equal to the like expenses which would normally be expected to be incurred had such occupancy of the Building been at ninety-five (95%) percent throughout such year, as reasonably determined by Landlord and provided further that if during any Operating Year, Landlord shall not furnish any item or items of Operating Expenses to any portion of the Building because such portions are not occupied or because such item is not required by the lessee of such portion, for the purposes of computing Operating Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared by tenants receiving the benefits thereof.

             g. During the calendar year in which the Term ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "final period") beginning on the first day of the final Operating Year of the Term or, if later, the date of the immediately preceding Operating Expense Adjustment, and ending on the final day of the Term. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the Term, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to this section during the final period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation of same, and within thirty (30) days after Tenant's receipt of such statement, Tenant shall pay to Landlord the amount shown thereon.

         Tenant shall have the right to audit the Operating Expense Statement subject to the following conditions: (a) Tenant must audit the Operating Expense Statement within sixty (60) days after receiving the Operating Expense Statement from Landlord; (b) Tenant shall give Landlord not less than fifteen (15) days' prior written notice of Tenant's desire to audit the Operating Expense Statement; (c) the audit shall be conducted in Landlord's offices during normal business hours; and (d) Tenant shall bear the entire cost of such audit. In the event such audit reveals any discrepancies from the Operating Expense Statement, the Tenant's Proportionate Share of Operating Expense shall be adjusted as set forth above in subsection 6(d).

         7.  Option to Lease Additional Space.  Tenant shall have the option to
             --------------------------------
lease either or both portions of the building located at 255 Business Center Drive outlined on Exhibits "D-1" or "D-2" attached hereto and made a part hereof (the "Option Space") provided (i) Tenant shall notify Landlord of its election to exercise its option within sixty (60) days after the Premises "A" Commencement Date, (ii) Tenant shall not be in default hereunder at the time it exercises the option or on the Commencement Date for the lease covering the Option Space, and (iii) Tenant's tangible net worth on the Option Space Commencement Date shall be at least equal to its tangible net worth as of the date hereof. As of the date hereof, Tenant's tangible net worth is $46,400,000.

         The lease for the Option Space shall have a term equal to the remainder of the Term of this Lease. Such lease shall be upon the terms and rates, including leasehold improvement allowance and renewal rights, included in this Lease. The lease shall be substantially in the form of this Lease. The lease must be executed by Tenant within fifteen (15) days after Tenant receives the lease from Landlord. If Tenant fails to execute the lease as set forth above within fifteen (15) days after exercise of its option for any reason, then the option to lease set forth in this Section 7 shall terminate absolutely and without further notice. The improvements to the Option Space shall be similar in quantity and quality to those provided in Premises "A" and "B". The Option Space Scheduled Commencement Date shall be the earlier of (i) July 1, 1997, or (ii) the date on which the Option Space is Substantially Completed.

         8.  Landlord's Services.  So long as Tenant is not in default
             -------------------
hereunder, Landlord shall:

             a. Regularly on business days clean or cause the Premises and the Building to be kept clean to the standards set forth in Exhibit "E" attached hereto and made a part hereof, provided the same are kept in order by Tenant.

             b. Arrange for all required utility services to the Premises; provided, however, that Landlord shall not be liable to Tenant for any
--------  -------
loss or damage arising from interruption in such utility services.

             c.  Provide the services referenced in subsection 6(a)(4)(D) above.

             d. Make all repairs necessary to maintain the plumbing and electrical systems, windows, floors (excluding carpeting), and all other items which constitute a part of the Premises and are installed or furnished by Landlord, except repairs to Tenant's trade fixtures and property and installations which Tenant is obligated to make or which were performed by Landlord at Tenant's request; provided , however, that Landlord shall not be
                              --------   -------
obligated for any of such repairs until the expiration of a reasonable period or time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licenses, subtenants, or contractors.

     Notwithstanding the terms and conditions of the previous paragraph, at Landlord's sole cost and expense, Landlord shall be responsible for the maintenance and replacement of the primary heating, ventilation and air conditioning systems in the Building (including individual heat pumps), including the duct work servicing such systems, the existing primary electrical service to each floor of the Building, the existing base sprinkler loop within each floor, required renovations and modifications to the restrooms and required modifications or renovations to the restrooms, elevators, lobby areas and other building common areas required by the Americans with Disabilities Act. Except as specifically set forth above or as otherwise herein provided, all other expenses incurred by Landlord in maintaining the Building, the Premises and the Land shall be Operating Expenses.

     Tenant shall take good care of the Premises and the fixtures and appurtenances therein. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements, the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

     Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. Except as expressly provided in Sections 11 and 12 hereof, there shall be no abatement of rent because of such repairs, alterations, additions or improvements.

     9.  No Other Services by Landlord.  Landlord shall not be required to
         -----------------------------
render any services to Tenant or to make any repairs or replacements to the Premises, except as provided in Sections 3, 8, 11 and 12 hereof. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall be solely responsible for all costs of electricity consumed or used in the Premises. In the event PECO Energy is unwilling to bill Tenant directly for electricity consumed or used in the Premises, Landlord shall have the right to submeter the Premises at Landlord's expense and to bill Tenant monthly an amount equal to Landlord's reasonable estimate of Tenant's electrical consumption against actual meter readings for the prior three (3) months. In the event Tenant has consumed more electricity than is reflected by the estimated monthly payments, then Tenant shall pay for such excess electrical consumption within ten (10) days after receipt of a bill therefor from Landlord. In the event that Tenant's monthly installments exceed Tenant's actual electrical consumption, then the excess shall be credited against the next estimated monthly payment due by Tenant.

    10.  Insurance.
         ---------

          a. Tenant, at Tenant's expense, shall maintain in effect throughout the Term, through insurance carriers reasonably satisfactory to Landlord, insurance against claims for personal injury (including death) and property damage, under a policy of general public liability insurance, in amounts not less than Two Million ($2,000,000.00) Dollars combined single limit in respect of bodily injury (including death) and Five Hundred Thousand ($500,000.00) Dollars for property damage. The insurance policy shall name both Landlord and Tenant as insured parties. In addition, Tenant at all times shall maintain fire and extended coverage insurance insuring its interest in all furniture, fixtures, equipment, supplies and other personal property located in the Premises or elsewhere in the Building and all tenant improvements to the Premises, for the full insurable replacement cost thereof.

          b. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates of the insurance policies herein required of Tenant. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty (30) days prior written notice to Landlord. Tenant shall furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration date of the then current policies and, upon request of Landlord, shall supply to Landlord copies of all policies herein required of Tenant.

          c. Landlord shall maintain and keep in effect throughout the Term of this Lease insurance against loss or damage to the Building by fire or such other casualties as may be included within either fire and extended coverage insurance or all-risk insurance and such other insurance as Landlord may desire or as may reasonably be required from time to time by any mortgagee. Tenant shall pay to Landlord its Proportionate Share of the premiums to be paid by Landlord for such insurance in accordance with
Section 6 above.

          d. Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon the property of such party, even if such liability results from the negligence of the other party; provided, however, that this release shall be effective only
                 --------  -------
(i) during such time as the applicable insurance policy carried by such party names the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor.

     11.  Casualty.
          --------

          a. If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair the damaged portions of the Premises (but not any of Tenant's property therein or improvements or alterations made by Tenant), except that if (i) in Landlord's reasonable judgment, the damage would require more than ninety (90) days of work to repair,
(ii) the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, or (iii) damage occurs during the last year of the Term and Tenant has failed to exercise any renewal rights then available to Tenant, then Landlord shall have the right to terminate this Lease by so notifying Tenant, which notice shall specify a termination date not less than fifteen (15) days after its transmission. if Landlord is so required to repair, the work shall be commenced and completed with due diligence, taking into account the time required for Landlord to procure insurance proceeds, and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control.

          b. During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Base Rent under Section 5 and

Operating Expense Allowance under Section 6 shall abate in the proportion which the damaged area of the Premises bears to the entire Premises.

          c. Notwithstanding anything in this Section 11 to the contrary, if Landlord does not restore the Premises or the affected portion to tenantability within two hundred seventy (270) days after such casualty, Tenant may then terminate this Lease, retroactive to the date of the casualty.

     12.  Condemnation.
          ------------

          a. If all of the Premises are taken through the exercise of the power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, (ii) if, in addition to a portion or the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining space in the Building, or (iii) if a substantial portion of the Premises is so taken and it is commercially unreasonable for Tenant to continue its business within the Premises as determined by Tenant in the exercise of its reasonable business judgment, then Landlord in the case of (i) and (ii) above or Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date when the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date.

         b. If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Fixed Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises, and Tenant's Proportionate Share shall be reduced by the same proportion.

         c. Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to tenants in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate,

     13.  Tenant's Fixtures.  Tenant shall have the right to install trade
          -----------------
fixtures, office machinery, computers and equipment (excluding alterations, improvements and addition which are governed by Section 14) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provided that such trade fixtures, office machinery, computers and equipment shall be limited to items normally used in an office building. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment or machinery in the Premises (other than normal office machinery and equipment such as computers, adding machines, and copiers) without Landlord's prior written consent. Tenant shall remove all such trade fixtures, office machinery, computers and equipment, including, but not limited to, cabling and wiring and free-standing dedicated HVAC equipment for Tenant's mainframe computer unless Landlord notifies Tenant prior to the end of the Term, that some or all of such computer-related equipment may remain in the Premises, prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal. Tenant shall not be obligated to remove the raised flooring and any dedicated HVAC equipment for Tenant's mainframe computer mounted on the roof or exterior of the Building. Tenant's personal property, fixtures and equipment are not covered by any insurance policies maintained by Landlord under this Lease or otherwise, and it shall be Tenant's responsibility to secure extended coverage insurance against fire, vandalism, malicious mischief, sprinkler and other water leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement insuring its trade fixtures, machinery, computers and equipment.

     14.  Alterations.  Tenant shall not, without on each occasion first
          -----------
obtaining Landlord's prior written consent, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens, in form acceptable to Landlord, from all contractors, subcontractors and materialmen performing such work, and shall take all steps required or permitted by law to avoid the imposition of any mechanic's liens upon the Premises, Building and Land. All alterations, improvements and additions, except for minor alterations and improvements as aforesaid, upon completion of construction thereof, shall become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term; provided, however, that
                                                         --------  -------
if so notified by Landlord at the time Tenant requests Landlord's approval, Tenant shall, prior to the end of the Term, remove all such alterations and improvements, or the parts thereof specified by Landlord, from the Premises and shall repair all damage caused by installation and removal. For purposes of this
Section 14, "minor improvements" shall be defined as those improvements costing no more than Five Thousand ($5,000.00) Dollars.

     15.  Mechanic's Lien.  Tenant shall not, in the making of any repairs or
          ---------------
alterations pursuant to the provisions of Section 14 hereof, suffer or permit any mechanic's, laborer's or materialman's lien to be filed against the Premises, Building, Land or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within thirty (30) days after notice of filing, shall cause it to be discharged of record.

     16.  Use of Premises.  Tenant may use and occupy the Premises only for the
          ---------------
express and limited purposes listed in Section 1 of this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building or the Business Park.

     Tenant will not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the public sanitary sewer system serving the Premises; nor generate, store or dispose of hazardous substances on the Premises or from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. 9601 et seq. ("CERCLA"), and all other applicable laws, ordinances and regulations. Tenant shall notify Landlord of any incident which would require the filing of a notice under applicable federal, state or local environmental protection law (collectively, "environmental laws"). "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in CERCLA and any regulations adopted pursuant thereto. Landlord represents that to the best of its actual knowledge the Building and Land are free from asbestos, PCB's and other hazardous materials or substances. If any such materials and/or substances are found on the Land or Building, the obligation and cost for the clean up shall be upon Landlord unless Tenant contributed or was responsible for the existence of such hazardous material or substance on the Land or Building, in which event the Tenant shall be responsible therefor.

     17.  Rules and Regulations.  Tenant covenants and agrees that Tenant, its
          ---------------------
employees, agents, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, such reasonable Rules and Regulations as Landlord or Landlord's agents may, after notice to Tenant, from time to time adopt with respect to the buildings and common areas in the Business Park. The Rules and Regulations currently in effect are attached hereto as Exhibit "F" and made a part hereof.

     18.  Governmental Regulations.  Tenant shall, in the use and occupancy
          ------------------------
of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises.

     19.  Signs.  Landlord, at its expense, shall construct one (1) standard
          -----
Business Park identification sign for Tenant upon the exterior of the Premises at a location to be mutually selected by Landlord and Tenant. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior thereof, no signs shall be erected by Tenant anywhere upon the Premises, Building or Land without Landlord's prior written consent. Notwithstanding the above, Tenant shall have the right to erect a sign on the Building or a monument sign on the Land, subject to Landlord's prior approval of the design and composition of such sign, which approval shall not be unreasonably withheld. Any such sign must comply with all applicable code requirements.

     20.  Landlord's Entry.  Landlord and its agents, contractors and invitees
          ----------------
shall have the right to enter the Premises to inspect the same at all reasonable times and after reasonable notice to Tenant except in emergencies, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected; however, Landlord agrees (except in the case of Tenant's default hereunder) that all repair work (excepting only emergency work or work which must, in Landlord's judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times.

     21.  Indemnification.
          ---------------

          a. Tenant shall defend, indemnify and hold harmless Landlord against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims, and demands of every kind or nature, including reasonable counsel fees, by or on behalf of any person, entity or governmental authority whatsoever arising out of (a) any failure by Tenant to perform any of the agreements, terms, covenants or conditions of this Lease on Tenant's part to be performed, (b) any accident, injury or damage that happens in, about or outside the Premises caused by wilful or negligent act or omission of Tenant, its agents, servants, or employees, or (c) Tenant's failure to comply with any laws, ordinances, requirements, orders, directions, rules, or regulations of any federal, state, county, or municipal governmental authority or agreement of record affecting the Premises.

         b. Notwithstanding anything herein to the contrary, and in addition to any rights or remedies available at law or equity, Landlord shall defend, indemnify, and hold harmless Tenant against and from all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims, and demands of every kind or nature, including reasonable counsel fees, by or on behalf of any person, entity or governmental authority whatsoever arising out of (a) any failure by Landlord to perform any of the agreements, terms, covenants or conditions of this Lease on Landlord's part to be performed,
(b) any accident, injury or damage that happens in, about or outside the Premises caused by the wilful or negligent act or omission of Landlord, its agents, servants, or employees, or (c) Landlord's failure to comply with any laws, ordinances, requirements, orders, directions, rules, or regulations of any federal, state, county, or municipal governmental authority or agreement of record affecting the Premises.

         c. If the Premises or the Building, or any part thereof, is damaged by fire or other cause against which Tenant is required to carry insurance pursuant to this Lease, Landlord shall not be liable to Tenant for any loss, cost or expense arising out of or in connection with such damage. Tenant hereby releases Landlord, its directors, officers, shareholders, partners, employees, agents and representatives, from any liability, claim or action arising out of or in connection with such damage. Furthermore, Tenant shall, pursuant to Section 10, maintain insurance against loss, injury, or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of the Premises or the Building, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether such damage or injury results from conditions arising within the Premises or other portions of the Building, or from other sources, and Landlord shall not be liable therefor, unless caused by Landlord's negligence or wrongful act, and in that event only to the extent not covered by the insurance which Tenant is required to carry pursuant to this Lease. Landlord shall not be liable to Tenant for any damages arising out of or in connection with any act or omission of any other tenant in the Building or for losses due to theft or burglary or other wrongful acts of third parties.

         d. Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Landlord by any third party, including any governmental authority, arising from the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release by Tenant, its employees, agents or contractors in, on or affecting the Premises or any adjoining property owned by Landlord of a hazardous substance or otherwise arising from any other alleged violation by Tenant, its employees, agents or contractors, of any environmental law, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

         e. Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Land, any Hazardous Substance or allowed any other person or entity to do so. Landlord has no knowledge or reason to know that any Hazardous Substance has been produced, stored, released, discharged or disposed of on, under or about the Land by any entity, firm or person, or from any source whatsoever. To the best of Landlord's knowledge, there is no asbestos or materials containing asbestos within the Building.

         f. Landlord shall protect, indemnify and save Tenant harmless from and against any and all liability, loss, damage, cost or expense that Tenant may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed or entered against Tenant by any third party, including any governmental authority, arising from the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release by Landlord, its employees, agents or contractors in, on or affecting the Premises or any adjoining property of a hazardous substance or otherwise arising from any other alleged violation by Landlord, its employees, agents or contractors, of any environmental law, including, but not limited to, liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties, or liability for personal injury or property damage.

     22.  Curing Tenant's Defaults. If Tenant shall default in performing any
          ------------------------
of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant (and, if deemed necessary by Landlord, enter and possess the Premises), provided that Landlord shall have first given Tenant written notice of such default and Tenant shall have failed within ten (10) days following said notice to cure or diligently to pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all costs (including reasonable counsel fees) incurred by Landlord with respect to Landlord's efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

     23.  Default.
          -------

          a.  If (i) Tenant fails to pay any installment of Fixed Rent when due,
(ii) Tenant falls to pay any Additional Rent when due and such failure continues for a period of ten (10) days after notice from Landlord, (iii) Tenant vacates the Premises, (iv) Tenant fails to observe or perform any of Tenant's other obligations herein contained and such failure continues for more than fifteen
(15) days after notice from Landlord, (v) Tenant makes an assignment for the benefit of creditors, (vi) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law,
(vii) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within thirty (30) days,
(viii) Tenant is adjudicated a bankrupt, (ix) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interest in this Lease, or (x) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease or any of Tenant's property in the Premises, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder, and, at the option of Landlord: (a) the balance of the Fixed Rent for the remainder of the Term shall be deemed to be due, payable and in arrears, as if payable in advance hereunder; or (b) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the rent by Landlord shall not constitute a wavier of any right or remedy of Landlord, and if Tenant shall fail to pay the accelerated rent upon Landlord's demand, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises, removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

          b. Following such termination, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligations to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the general geographical areas of the Premises.

          c. No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder, in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

          d. FOR THE PURPOSE OF PROCURING POSSESSION OF THE PREMISES WHEN THE TERM SHALL END BY EXPIRATION OR BY TERMINATION THEREOF ON ACCOUNT OF TENANT'S DEFAULT, TENANT HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT FOR POSSESSION OF THE PREMISES AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE SAME, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS LEASE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. TENANT HEREBY RELEASES LANDLORD FROM ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION AND JUDGMENT AND IN CAUSING SUCH WRIT OR WRITS TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR, APPEAL, PETITION TO OPEN OR STRIKE OFF JUDGMENT, OR OTHER OBJECTION SHALL BE FILED OR MADE WITH RESPECT THERETO. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE PREMISES.

          e. TENANT, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST TENANT BY LANDLORD BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF WITHOUT FIRST BEING GIVEN NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.

          f. In the event of the failure by Landlord, after thirty (30) days' prior written notice thereof, to perform any of the provisions, covenants, agreements or conditions of this Lease on its part to be performed, Tenant may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Landlord, the cost of which performance, upon the proper payment thereof, shall be paid to Tenant by Landlord upon demand.

     24.  Quiet Enjoyment.  So long as Tenant is not in default under the
          ---------------
covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

     25.  Assignment and Subletting.  Tenant shall not assign, pledge,
          -------------------------
mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written approval, which approval shall not be unreasonably withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting. Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be a permitted use or would increase the parking requirements of the Building beyond the existing (built or buildable) capacity of the Land; as a separate lot; the proposed assignee or subtenant is not of sound financial condition; the proposed assignee or subtenant does not have a good reputation as a tenant of property; the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the Premises; if Landlord deems the business of the proposed assignee or subtenant not to be consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building. Anything contained herein to the contrary notwithstanding, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern (collectively, an "Affiliate"), provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises remains unchanged.

     Tenant's request for approval shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting.

     Within thirty (30) days from receipt of such request Landlord shall either:
(a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the third month following the month in which the request was received.

     Each assignee or sublessee of Tenant's interest hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute the same shall not release assignee from its liability as set forth herein.

     Any assignment or subletting of more than 50% of the combined Premises except to an Affiliate shall terminate any right in Tenant (as may otherwise be provided for herein) to renew or extend the Term of this Lease or any right of expansion to new or additional space or any right of first refusal or first offer with respect to additional space, and shall likewise terminate and render void and of no effect any prior exercise of any of the rights enumerated above (except and only to the extent that a renewal term is then in effect).

     Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

     26.  Subordination.
          -------------

          a. This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, to the rights of the owners of the Building and Land, to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building and to any and all amendments to or modifications of any such lease, ownership right or mortgage, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten (10) days following the request of Landlord and Landlord's mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenants' agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates. Landlord shall, as an express condition to Tenant's agreement to subordinate this Lease to any mortgage or other encumbrance now or hereafter placed upon the Premises, obtain a non-disturbance agreement from the holder of such mortgage or other encumbrance now or hereafter placed upon the Premises providing that the holder of such mortgage or other encumbrances shall not disturb Tenant's possession under this Lease in the event of foreclosure, transfer in lieu thereof, and other enforcement proceedings, provided that Tenant shall not be in default hereunder. Any such agreement shall be prepared or such holder's standard form and may require Tenant to confirm the subordination of this Lease and to agree to attorn to the holder of such mortgage or other encumbrance.

         b. If any successor in interest, including but not limited to, a lessor of a superior lease or the holder, now or hereafter, of a superior mortgages shall succeed to Landlord's estate in the Building or the rights of Landlord under this Lease, whether through purchase, operation of law, possession or foreclosure action or delivery of a new lease or deed or otherwise, then at the election of such party so succeeding to Landlord's rights (herein sometimes called "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute, acknowledge and deliver any instrument that such successor

Landlord may reasonably request to evidence such attornment, provided only that such Successor Landlord agrees not to disturb Tenant's possession under the Lease so long as Tenant in not in default hereunder, Tenant hereby irrevocably appoints such Successor Landlord as Tenant's attorney-in-fact to execute and deliver such instrument for and on behalf of Tenant, such appointment being coupled with an interest. To the extent permitted by law, Tenant hereby waives any right Tenant may have under any present or future law to terminate this Lease or surrender the Premises by reason of the institution of any proceeding to terminate a superior lease or action to foreclose a superior mortgage, and this Lease shall not be affected by any such proceeding or action unless and until the lessor of the superior lease or holder, now and hereafter, of the superior mortgage, elects in such proceeding or action to permit the termination of this Lease by the Tenant.

     27.  Tenant's Certificates.  Tenant shall from time to time, within five
          ---------------------
(5) days after Landlord's request, execute and deliver to Landlord a recordable written instruments certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), the dates to which rental charges have been prepaid by Tenant, if any, whether or not Landlord is in default of any of its obligations hereunder, and covering such other matters as Landlord may reasonably request. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this lease or the Premises. Upon Landlord's written request from time to time, but not more than twice during any Lease Year, Tenant shall promptly furnish Landlord financial statements evidencing Tenant's (and/or its Guarantor, if any) then current financial condition.

     28.  Acceptance; Surrender.  By entry and possession of the Premises,
          ---------------------
Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty.

     29.  Antenna(s) Installation.  Should Tenant wish to install an antenna(s),
          -----------------------
satellite dish and associated equipment (collectively, an "antenna") on property belonging to Landlord, including on the roof of the Building, Landlord agrees that said property may be used for such purposes at no additional cost to

Tenant, subject to such reasonable approvals, rules and regulations as Landlord may adopt. Landlord grants Tenant the right in common with Landlord and other tenants, subject to the following provisions of this Section, to install, operate and maintain, at Tenant's expense and risk, a lawfully permitted antenna(s) and associated equipment (the "Antenna Premises"):

     (a) Tenant shall submit, at Tenant's expense, a full set of engineering plans and specifications of the proposed antenna(s) installation to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed;

     (b) Tenant shall make all connections by conduit or cable as required between Tenant's equipment in the Premises and the Antenna Premises utilizing Building services, subject to Tenant's payment for reasonable costs of such services, as necessary to effect the operation of the antenna(s). Said connections shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

     (c) Any antenna(s) installed by Tenant shall be erected and operated so as not to interfere with the operation of any previously erected antenna(s). Tenant agrees to remedy at Tenant's expense any interference with other tenants or third parties caused by the operation of Tenant's antenna(s), and Tenant agrees to indemnify and hold harmless Landlord from all liability and claims, including, without limitation, court costs, attorneys' fees and costs of investigation, related to or arising from the operation and/or maintenance of Tenant's antenna(s);

     (d) Tenant or Tenant's representatives shall, at all reasonable times, have the unrestricted right to enter or leave the Antenna Premises where the antenna(s) and equipment are located;

     (e) Landlord agrees that it will not give unauthorized persons access to Tenant's Antenna Premises or equipment;

     (f) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate an antenna(s) and associated equipment and pay any charges levied by government agencies annually or otherwise which are the sole result of Tenant's having an antenna(s);

     (g) Tenant agrees to maintain the Antenna Premises and associated equipment in a good state of repair, to save Landlord harmless from any loss, costs or damages as a result of the erection, operation, maintenance, existence or removal of said antenna(s);

     (h) At the conclusion of the Term, unless Landlord permits otherwise, Tenant shall remove the antenna(s) and surrender and restore the Antenna Premises to Landlord in as good order and same condition as when received;

     (i) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for the activity of Tenant on the Antenna Premises. Tenant shall pay any increase in rates for insurance which Landlord is required to carry under the Lease because of the installation and use of the antenna(s) by Tenant; and

     (j) Any notice or demand required or permitted to be given hereunder shall be made in accordance with the terms of this Lease.

     30.  Holding Over.  This Lease shall expire absolutely and without notice
          ------------
an the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month-to-month tenancy shall be deemed to exist, and Tenant shall continue to pay the Fixed Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to 150% of the Base Rent for the time Tenant thus remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

     31.  Notices.  All notices, requests and consents herein required or
          -------
permitted from either party to the other shall be in writing and shall be sent by personal delivery, nationally-recognized courier guaranteeing overnight delivery, facsimile (with receipt confirmed) or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed to Landlord at its address aforesaid, with a copy to any mortgagee designated by Landlord, or, as the case may be, addressed to Tenant at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes on the date of personal delivery, upon confirmation of receipt of facsimile, on the day after the date of deposit with a courier guaranteeing overnight delivery, or if deposited in the United

States mail, the date when the notice is either received or rejected by the addressee.

     32.  Broker.  Tenant represents and warrants to Landlord that all of
          ------
Tenant's dealings in regard to the Premises have been solely with The Nichols Company and Julien J. Studley, Inc. ("Studley") that no other broker, agent or party has shown the Premises to Tenant or negotiated with Tenant in regard thereto. Landlord shall be responsible for the payment of any commission due and owing to Studley.

     33.  Definition of Parties.  The word "Landlord" is used herein to include
          ---------------------
the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, and in all events, Tenant shall look solely to the landlord's interest in the Land and Building and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord or such other person, provided, however, that neither Landlord nor any successor to Landlord shall have any liability hereunder after he ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued. The word "Tenant" is used herein to include the party named above as Tenant as well as its or their respective heirs, personal representatives, successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

     34.  Landlord's Waiver.  So long as Tenant is not in default hereunder,
          -----------------
Landlord agrees to execute landlord's waivers in form and content reasonably satisfactory to Landlord in conjunction with the financing of Tenant's fixtures, inventory and equipment.

     35.  Right of First Offer.  Horsham Valley, Inc. ("Horsham Valley"), the
          --------------------
owner of an adjoining parcel containing approximately 6.763 acres less approximately three acres required by Landlord to construct an office building for the tenant presently occupying Premises "B" (the "Parcel"), has agreed to grant Tenant a right of first offer upon the sale or lease of the Parcel. In the event Horsham Valley desires to sell the Parcel, Horsham Valley shall so notify Tenant of its intent to sell the Parcel. If Tenant notifies Horsham Valley within five (5) days after receipt of such notice of Tenant's desire to purchase the Parcel, Horsham Valley and Tenant shall thereafter negotiate in good faith the terms and conditions upon which Horsham Valley is willing to sell the Parcel to Tenant and Tenant is willing to purchase the Parcel from Horsham Valley. In the event the parties are unable to enter into a mutually-satisfactory Agreement of Sale within sixty (60) days after Tenant's notice to Horsham Valley or in the event Tenant fails to notify Horsham Valley of its interest in purchasing the parcel within five (5) days after receipt of Horsham Valley's notice of its intent to sell, then Horsham Valley shall be free to sell Parcel to any other purchaser. In addition, in the event Horhsam Valley desires to construct an office building for lease to third parties on the Parcel, Horsham Valley shall so notify Tenant. Tenant shall have five (5) days after receipt of such notice to advise Horsham Valley of its desire to enter into a lease for a build-to-suit office building to be constructed by Horsham Valley on the Parcel. Horsham Valley and Tenant shall thereafter negotiate in good faith the lease of the building to be constructed by Horsham Valley on the Parcel. In the event the parties are unable to enter into a mutually-satisfactory lease within sixty (60) days after Tenant's notice to Horsham Valley or in the event Tenant fails to notify Horsham Valley of its interest in leasing the building within five (5) days after receipt of Horsham Valley's notice of its intent to build an office building, then Horsham Valley shall be free to lease the building to any other tenant or tenants.

     36.  Entire Agreement; Interpretation.  This Lease constitutes the entire
          --------------------------------
agreement between the parties hereto with respect to the Premises and there are no other agreements or understandings. This Lease shall not be modified except by written instrument executed by both parties. The captions used herein are for convenience only, and are not part of the Lease.

This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

                                               LANDLORD:
                                               C/N HORSHAM TOWNE LIMITED
                                               PARTNERSHIP, acting by and
                                               through its General Partner,
WITNESS:                                       C/N HORSHAM TOWNE, INC.


__________________________                     By:______________________________
                                                  Anthony A. Nichols - President



                                               TENANT:
WITNESS:                                       ASTEA INTERNATIONAL, INC.


__________________________                     By:______________________________
                                                  Len VonVital - Vice President
                                                  and Chief Financial Officer





Exhibit "A"          Description of Premises "A" and Premises "B"
Exhibit "B"          Premises "A" Space Plan
Exhibit "C"          Premises "B" Space Plan
Exhibits "D-1"
and "D-2"            Plans of Expansion Areas
Exhibits "E-1"
and "E-2             Cleaning Specifications
Exhibit "F"          Rules and Regulations

                                  EXHIBIT "C"
                                  -----------

                     Premises "B" Plans and Specifications



     To be attached to the Lease at least six (6) months prior to Tenant's occupancy of Premises "B".

     HORSHAM VALLEY, INC, the owner of the Parcel described in Section 35 above, hereby joins in this Agreement for the sole purpose of evidencing its consent to the terms and conditions of Section 35.


                                    HORSHAM VALLEY, INC.


                                    By:______________________________
                                       C.W. Schrenk - President


(Corporate Seal)                    Attest:__________________________
                                           Frank Kelly - Secretary